UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Brookfield Asset Management Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41563	98-1702516
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

Brookfield Place

225 Liberty Street, 8th Floor

New York, New York, 10281-1048

(Address of Principal Executive Offices)

(212) 417-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Limited Voting Shares	BAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Brookfield Asset Management Ltd. (“BAM”) is providing an update on the geographic composition of certain operating metrics to provide additional transparency into the geographic distribution of its asset-management business.

Assets Under Management

As of June 30, 2026, BAM had approximately $1.3 trillion of assets under management. Based on the geographic location of the underlying investments managed for clients, $617 billion, or 49% of total assets under management, was attributable to investments located in the United States. The United States represented BAM’s largest individual country by assets under management.

Table 1. AUM by Geography as of June 30, 2026

Geography	AUM (US$bn)	Share of Total AUM
United States	$617.3	49%
Europe	$263.8	21%
Asia Pacific	$159.0	12%
Canada	$67.3	5%
Other	$160.4	13%
Total	$1,267.8	100%

Geographic Sources of Capital Raised

For the twelve months ended June 30, 2026, approximately 50% of capital raised through Brookfield and Oaktree private funds was sourced from investors in the United States. The geographic distribution of capital raised provides additional information on the sources of client capital supporting BAM’s funds.

Table 2. Geographic Sources of Capital Raised — Last Twelve Months June 30, 2026

Capital Source	Share of Capital Raised
United States	50%
Europe	13%
Asia Pacific	19%
Canada	9%
Other	9%
Total	100%

Source: Brookfield and Oaktree private funds fundraising during the twelve months ended June 30, 2026, excluding Brookfield capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026

Brookfield Asset Management Ltd.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director, Legal & Regulatory and Corporate Secretary